UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):         October 26, 2012

                    Kenilworth Systems Corporation

(Exact name of registrant as specified in its charter)

New York	0-08962	84 -1641415
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

          626 RXR Plaza, West Tower, Uniondale, NY 11556

(Address of Principal Executive Officers) (Zip Code)

Registrant's telephone number, including area code:       (516) 741-1352

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Section 2 - Financial Information

2.02        Results of Operations and Financial Condition

On October 14, 2012, the Board of Directors of Kenilworth Systems Corporation, a New York corporation (the “Corporation”) accepted and approved the internal financial statements prepared by its Financial Management Team. It further directed Management to submit these reports to the OTC Markets.

The Board further authorized the Financial Statements for the years ended December 31, 2009, 2010, and 2011, respectively, to be delivered to a PCAOB accounting firm for the purpose of preparing audited financials, in conformity with regulatory requirements for the past 3 years, and to have the financials posted on all regulatory sites in conformity with current reporting requirements.

The Company currently trades in the OTC Markets on the OTC: PINK under the symbol KENS. However, upon completion of the audit, and the filing of the last three 10-K’s and most recent 10-Q, the Company will be qualified to trade on the OTC: QB.

In the interim, the financials for the past 3 years have been submitted to, and filed with, the OTC Markets and are available on the OTC Markets website under the KENS symbol as of October 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KENILWORTH SYSTEMS CORPORATION

Date: October 26, 2012	By:	/s/ Dan W. Snyder
Name: Dan W. Snyder
Title: Chairman, Chief Executive Officer